Exhibit 10.1

EIGHTH AMENDMENT TO OFFICE LEASE

THIS EIGHTH AMENDMENT TO OFFICE LEASE (“Eighth Amendment”) is executed this 8th day of September, 2017 (the “Eighth Amendment Effective Date”), by and between Hines VAV III Energy Way LLC, a Delaware limited liability company (“Landlord”) and Pier 1 Services Company, a Delaware statutory trust (“Tenant”).

RECITALS

A. Chesapeake Plaza, L.L.C., an Oklahoma limited liability company (“Original Landlord”) and Tenant entered into that certain Office Lease dated effective June 9, 2008 (the “Original Lease”) for certain space (the “Premises”) in the office building currently known as the Pier 1 Imports Building located at 100 Pier 1 Place, Fort Worth, Tarrant County, Texas (the “Building”); and

B. The Original Lease has been amended by (i) that certain First Amendment to Office Lease dated June 20, 2008 (the “First Amendment”); (ii) that certain Second Amendment to Office Lease dated July 1, 2011 (the “Second Amendment”); (iii) that certain Third Amendment to Office Lease dated January 28, 2013 (the “Third Amendment”); (iv) that certain Fourth Amendment to Office Lease dated May 1, 2013 (the “Fourth Amendment”); (v) that certain Fifth Amendment to Office Lease dated July 14, 2014 (the “Fifth Amendment”); that certain Sixth Amendment to Office Lease dated December 18, 2015 (the “Sixth Amendment”); and that certain Seventh Amendment to Office Lease dated September 23, 2016 (the “Seventh Amendment”) (the Original Lease, as so amended, the “Lease”);

C. Landlord has succeeded to all of Original Landlord’s right, title and interest in and to the Building and as landlord under the Lease;

D. The Premises currently contains 408,037 Rentable Square Feet, located in the Lobby, on the mezzanine and on the 5th, 6th, 7th, 8th, 9th, 10th, 11th, 12th, 14th, 15th, 16th, 17th, 18th, 19th, and 20th floors of the Building (the “Existing Premises”);

E. Landlord and Tenant have agreed to modify the terms of the Lease as hereinafter set forth.

In consideration of the above recitals and the mutual covenants set forth in this Eighth Amendment, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Lease as follows:

AGREEMENTS

1.    Defined Terms. All initially capitalized terms used but not defined herein will have the same meanings as provided in the Lease.

2.    Reserved Parking.

a.    Landlord and Tenant agree that, effective as of the Eighth Amendment Effective Date, the number of Reserved Spaces made provided for Tenant’s use pursuant to Section 4 of the Seventh Amendment shall be increased from four (4) parking spaces to ten (10) parking spaces. Such Reserved Spaces shall be provided to Tenant upon and subject to the terms and provisions of Section 4 of the Seventh Amendment.

b.    Landlord and Tenant agree that, commencing on the Eighth Amendment Effective Date and continuing until the expiration or earlier termination of the Lease, five (5) of the parking spaces in the Visitor Parking Area (as such term is defined in the Sixth Amendment) (collectively, the “Reserved Visitor Spaces”) will be reserved for use by guests, visitors and invitees of Tenant and its subtenants, upon the following terms and conditions:

i.    Tenant shall have the right to designate which of the parking spaces (excluding handicapped spaces) in the Visitor Parking Area will be designated as Reserved Visitor Spaces, subject to Landlord’s prior written consent, such consent not to be unreasonably withheld or delayed.    Landlord will have the right to relocate any Reserved Visitor Spaces from time to time to another location within the Visitor Parking Area to the extent Landlord deems reasonably necessary, including relocation to accommodate requirements of applicable Laws or as required by reason of casualty, condemnation or required maintenance. In the event that Landlord relocates the Reserved Spaces, Tenant will relocate the corresponding Reserved Visitor Spaces Signage (as defined below) to another location approved by Landlord within or adjacent to the relocated Reserved Visitor Spaces at Tenant’s sole cost and expense, except that if Landlord relocates the Reserved Spaces more than once during any twenty four (24)-month period for any reason other than to accommodate requirements of applicable Laws or as required by reason of casualty, condemnation or required maintenance, then the cost of relocating the corresponding Reserved Visitor Spaces Signage for such subsequent relocation will be at Landlord’s cost and expense.

ii.    Tenant will have the right to install, at Tenant’s sole cost and expense, signage (the “Reserved Visitor Spaces Signage”) designating such Reserved Visitor Spaces as being reserved for Tenant and/or its subtenants, provided that the design, location, size, construction and material of any such Reserved Visitor Spaces Signage are subject to Landlord’s prior written approval, in its sole and absolute discretion, and such Reserved Visitor Spaces Signage must be constructed in a good and workmanlike manner and must be consistent with the existing signage in the Parking Facilities and Visitor Parking Area. In addition, upon the Expiration Date or earlier termination of the Lease, Tenant will remove all such Reserved Visitor Spaces Signage and repair any damage caused by such signage or its removal in accordance with Section 29 of the Lease, at Tenant’s sole cost and expense. If Tenant fails to remove the Reserved Visitor Spaces Signage and repair any damage caused by such signage or its removal in accordance with the immediately preceding sentences, then Landlord will have the right to remove the same and repair any such damage, and Tenant will pay Landlord all reasonable expenses incurred in connection with such removal and repair within thirty (30) days after Tenant’s receipt of a written invoice therefor from Landlord (which obligation will survive the expiration or termination of the Lease).

c.    Notwithstanding anything herein or in the Lease to the contrary, Tenant’s right to designate Reserved Spaces and Reserved Visitor Spaces will automatically terminate if at any time the Naming Conditions (as defined in the Fifth Amendment) cease to be satisfied; provided, however, that any spaces designated as Reserved Spaces or Reserved Visitor Spaces pursuant to the terms of a sublease entered into by Tenant and an approved subtenant in accordance with the terms and provisions of the Lease as of the date the Naming Conditions cease to be satisfied will remain so designated through the expiration or termination of such sublease (subject to the terms and provisions of this Section 2 and Section 4 of the Seventh Amendment).

3.    No Broker.    Landlord and Tenant each hereby represent and warrant to the other that no commission is due and payable to any broker or other leasing agent in connection with this Eighth Amendment as a result of its own dealings with any such broker or leasing agent, and Landlord and Tenant hereby agree to indemnify and hold each other harmless from and against all loss, damage, cost and expense (including reasonable attorneys’ fees) suffered by the other party as a result of a breach of the foregoing representation and warranty.

4.    Entire Agreement. This Eighth Amendment will become effective only upon its full execution and delivery by Landlord and Tenant. This Eighth Amendment contains the parties’ entire agreement regarding the subject matter covered herein, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Eighth Amendment. In all respects, except as specifically amended hereby, the terms and conditions of the Lease remain in full force and effect and unabated and the Lease, as amended by this Eighth Amendment, will be binding upon and will inure to the benefit of the parties hereto, their successors and permitted assigns.

5.    Multiple Counterparts. The parties may execute this Eighth Amendment in counterparts, each of which constitutes an original and all of which, when taken together, constitute one and the same instrument. To facilitate execution of this Eighth Amendment, the parties may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages.

6.    No Third-Party Rights. The provisions of the Lease, as amended hereby, are for the exclusive benefit of the parties to the Lease, as amended hereby, and their permitted successors and assigns, and are not for the benefit of any other person or entity, including without limitation Tenant’s permitted subtenants, and Landlord and Tenant hereby expressly acknowledge and agree that no subtenant of Tenant has any right to enforce the Lease, as amended hereby, against Landlord or to assert any of Tenant’s rights under the Lease, as amended hereby, against Landlord, whether in its own right or on behalf of Tenant.

(Signature Pages Follow)

SIGNATURE PAGE TO

EIGHTH AMENDMENT TO OFFICE LEASE

IN WITNESS WHEREOF, Landlord and Tenant have executed this Eighth Amendment as of the Eighth Amendment Effective Date.

LANDLORD:

HINES VAV III ENERGY WAY LLC,
a Delaware limited liability company

By:	Hines US Office Value Added Venture III LLC,
a Delaware limited liability company

	By:	Hines US VAV III MM LLC,
a Delaware limited liability company, its managing member

		By:	Hines Interests Limited Partnership,
a Delaware limited partnership, its managing member

			By:	Hines Holdings, Inc.,
a Texas corporation, its general partner

				By:	/s/ Beth Demba
Beth Demba
Managing Director

[Signature Page to Eighth Amendment]

SIGNATURE PAGE TO

EIGHTH AMENDMENT TO OFFICE LEASE

IN WITNESS WHEREOF, Landlord and Tenant have executed this Eighth Amendment as of the Eighth Amendment Effective Date.

TENANT:

PIER 1 SERVICES COMPANY, a Delaware statutory trust

By:	Pier 1 Holdings, Inc.,
a Delaware corporation, its managing trustee

	By:	/s/ Jeffrey N. Boyer
Jeffrey N. Boyer
Executive V.P. and CFO

[Signature Page to Eighth Amendment]

ACKNOWLEDGEMENT OF GUARANTOR

Pier 1 Imports, Inc., a Delaware corporation (“Guarantor”), the guarantor under that certain Guaranty in favor of Landlord dated January 28, 2013 (the “Guaranty”), guarantying the obligations of Tenant under the Lease pursuant to the terms thereof, hereby acknowledges and agrees that the Guaranty continues in full force and effect and applies to the Lease, as modified by this Eighth Amendment.

GUARANTOR:

PIER 1 IMPORTS, INC., a Delaware corporation

By:	/s/ Jeffrey N. Boyer
Jeffrey N. Boyer
Executive V.P. and CFO